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                                 April 19, 1996


Elk International Corporation Limited
P.O. Box N-3247
Nassau Bahamas

Gentlemen:

            This amends the Letter Agreement dated January 12, 1996 between Hee Poong Park ("Park") and Elk International Corporation Limited ("Elk") (the "January Letter Agreement"), and the Promissory Note and Agreements referenced therein.

      1. The $100,000 payable by Park to Elk pursuant to Park's $2,700,000 Amended, Restated and Consolidated Security Promissory Note dated January 12, 1996 (the "Note") to Elk on March 30, 1996, pursuant to paragraph 1(b) of the Note which payment is referred to in paragraph 1(b) of the January Letter Agreement, was not paid on March 30, 1996, and the January Letter Agreement and the Note are hereby amended as follows:

            (a) Park has paid $30,000 to Elk prior to the date hereof, receipt of which Elk acknowledges.

            (b) Park shall pay to Elk the remaining $70,000 in the following installments on the following dates: (i) $15,000 on April 30, 1996; (ii) $20,000 on May 15, 1996; (iii) $35,000 on May 30, 1996.

            The foregoing payments shall be made in lieu of the $100,000 payment which was due on March 30, 1996 and Park's default in failing to pay such $100,000 on March 30, 1996 is hereby waived by Elk.

      2.    Park will take the following actions on June 30, 1996:

            (a) In the event the closing price of the Common Shares of Kleer-Vu Industries, Inc. ("Kleer-Vu") on the American Stock Exchange ("AMEX") on Friday, June 28, 1996 (June 30, 1996 is a Sunday) is $3.00 or less, (i) Park shall make a payment reduction on the Note (which has a balance of $2,570,000 as of the date hereof) of One Million Dollars ($1,000,000), alternatively, (ii) Park shall deliver, by no later than July 3, 1996, stock certificates representing 450,000 Kleer-Vu Preferred Shares (the "Preferred Shares") in his name, with stock powers executed in blank into escrow with Messrs. Arter and Hadden, as escrow agent (the "Escrow Agent"), which Preferred Shares shall be held in escrow in accordance with the terms of that certain escrow agreement amount Elk, Park, Hardee Capital Partners, MicroTel


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International, Inc., Kleer-Vu and the Escrow Agent dated March 25, 1996 as additional security for Park's timely payment and performance under the January Letter Agreement, the Park Note and related agreements, all as amended hereby (collectively, the "Amended Agreement").

            (b) If the closing price of Kleer-Vu's common shares on the AMEX on June 28, 1996 is greater than $3.00 per share, (i) Park shall make a payment reduction on June 30, 1996 of $500,000, or in the alternative (ii) Park shall deliver the 450,000 Preferred Shares into escrow with the Escrow Agent as described in paragraph 2.

      3. In the event Park defaults under the terms of the Amended Agreement, Park shall grant Elk an irrevocable proxy to Elk to vote all his common shares and Preferred Shares which constitute security for Park's obligations to Elk under the Amended Agreement, which irrevocable proxy Park acknowledges is coupled with an interest. Such proxy shall continue in effect until (i) Park has satisfied all his obligations to Elk under the Amended Agreement or (ii) the Park common shares and/or Preferred Shares have been disposed of by Elk or Park. Notwithstanding the foregoing, Elk shall be able to pursue all of its rights and remedies available to it under the Amended Agreement in the event of such default by Park.

      4. Other than provided herein, the terms of the January Letter Agreement, the Note and related agreements shall remain in full force and effect.

      5. This Letter Agreement shall become effective only when executed and delivered by all parties. Facsimile signatures hereon shall be deemed to be original signatures.

                                 Very truly yours,


                                 /s/Hee Poong Park
                                 --------------------
                                 HEE POONG PARK


ACCEPTED AND AGREED:

ELK INTERNATIONAL CORPORATION LIMITED


By:/s/ Elkana Faiwuszewicz
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   Elkana Faiwuszewicz